UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2023

Great Elm Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39832	85-3622015
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Street, Suite 230, Waltham, MA		02453
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 375-3006

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	GEG	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)
7.25% Notes due 2027	GEGGL	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2023, Brent J. Pearson resigned as Chief Financial Officer and Chief Accounting Officer of Great Elm Group, Inc. (the “Company”). Mr. Pearson’s employment will continue as a non-executive employee through October 31, 2023, unless shortened in accordance with the terms of the Severance Agreement (as defined below) (the “Separation Date”).

In connection with Mr. Pearson’s separation, on May 15, 2023, the Company and Mr. Pearson entered into a Severance and General Release Agreement (the “Severance Agreement”). The Severance Agreement provides that Mr. Pearson will continue to receive his current base salary and be eligible to participate in the Company’s employee benefits through the Separation Date. The Severance Agreement also provides for a cash payment of $87,500 on June 30, 2023, subject to the execution of a release between the Company and Mr. Pearson. Additionally, under the Severance Agreement, (a) 2,083 of Mr. Pearson’s unvested Shares awarded to him on February 5, 2021, (b) 2,615 of Mr. Pearson’s unvested Shares awarded to him on September 24, 2021, and (c) 19,976 of Mr. Pearson’s unvested Shares awarded to him on September 20, 2022 will, in each case, vest on June 30, 2023. Under the Severance Agreement, Mr. Pearson’s options to purchase (1) 40,000 shares of the Company’s common stock with a grant date of November 7, 2018, (2) 20,000 shares of the Company’s common stock with a grant date of May 14, 2019, (3) 20,000 shares of the Company’s common stock with a grant date of July 30, 2019 and (4) 9,208 shares of the Company’s common stock with a grant date of September 24, 2021 will, in each case vest on June 30, 2023, and the exercise period with respect to such options will be extended for one year following the Separation Date. The form of the Severance Agreement is attached hereto as Exhibit 10.1.

On May 15, 2023, the Company appointed Keri A. Davis, age 39, as the Company’s Chief Financial Officer, effective immediately following Mr. Pearson’s resignation. Ms. Davis has been the Chief Financial Officer and Treasurer of Great Elm Capital Corp. (“GECC”) since March 2019. Prior to serving in these positions, Ms. Davis served as SEC Reporting Manager for GEG and GECC. Prior to joining GECC, Ms. Davis served as a senior manager in the audit practice at PricewaterhouseCoopers LLP (“PwC”), a multinational professional services firm focusing on audit and assurance, tax and consulting services. She was employed in various capacities in the audit practice at PwC from 2005 to 2017. Ms. Davis holds a B.B.A in Accounting from the University of Massachusetts Amherst.

On May 15, 2023, the Company entered into an offer letter (the “Offer Letter”) with Ms. Davis in connection with her appointment as Chief Financial Officer. Under the Offer Letter, Ms. Davis’s annual compensation will consist of a base salary of $240,000 for her service at both the Company and GECC. Additionally, Ms. Davis will be eligible to participate in the Great Elm Capital Management, Inc. Discretionary Bonus Plan, and the target bonus will be up to $190,000 for a full 12 months of employment, payable 50% in cash and 50% in equity. Equity will be granted in a mix of restricted shares of the common stock of the Company and restricted shares of the common stock of GECC owned by the Company, both subject to a vesting schedule, issued at the sole discretion of the Board of Directors of the Company. The Offer Letter is attached hereto as Exhibit 10.2.

Item 8.01 Other Events.

On May 15, 2023, the Company issued the press release attached as Exhibit 99.1 to this report announcing the officer appointment noted under Item 5.02 above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Separation and General Release Agreement, dated May 15, 2023, by and between Great Elm Group, Inc. and Brent J. Pearson
10.2	Offer Letter, dated May 15, 2023, by and between Great Elm Group, Inc. and Keri A. Davis
99.1	Press Release, dated May 15, 2023
104	The cover page from this Current Report on Form 8-K, formatted as inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT ELM GROUP, INC.

Date: May 15, 2023	/s/ Adam M. Kleinman
By: Adam M. Kleinman
Title: President and Secretary